Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-178325) of SinoCoking Coal and Coke Chemical Industries, Inc. (the “Company”) of our audit report dated September 30, 2013, with respect to the consolidated financial statements of the Company which is included in this Annual Report on Form 10-K for the year ended June 30, 2013.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP
New York, New York
September 29, 2014